Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of

Hornbeck Offshore Services, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statement of operations, of members’ equity and cash flows present fairly, in all material respects, the financial position of Sea Mar Fleet (the “Company”) at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

October 22, 2007

SEA MAR FLEET

COMBINED BALANCE SHEET

(IN THOUSANDS)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,274	$2,816
Accounts receivable, net of allowance for doubtful accounts of $60 and $0, respectively	24,153	21,342
Other current assets	1,342	1,860

Total current assets	29,769	26,018

Property, plant and equipment, net	102,676	100,997
Goodwill	34,989	34,989
Deferred charges, net	3,256	4,246

Total assets	$170,690	$166,250

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,279	$4,130
Accrued liabilities	4,249	6,363
Current taxes payable	35,341	26,849

Total current liabilities	42,869	37,342

Other liabilities	1,909	1,565
Deferred tax liabilities	35,469	36,115

Total liabilities	80,247	75,022
Members’ equity:
Due from affiliates, net	(30,586)	(16,724)
Additional paid-in capital	50,176	50,176
Retained earnings	70,853	57,776

Total members’ equity	90,443	91,228

Total liabilities and members’ equity	$170,690	$166,250

The accompanying notes are an integral part of these combined statements.

SEA MAR FLEET

COMBINED STATEMENT OF OPERATIONS

(IN THOUSANDS)

	Six Months Ended June 30,		Year Ended December 31, 2006
	2007	2006
	(Unaudited)
Revenues	$51,750	$52,961	$107,426
Costs and expenses:
Operating expenses	22,957	23,007	48,467
Depreciation	3,235	3,237	6,474
Amortization	1,756	2,290	4,175
General and administrative expenses	2,621	2,355	5,032

	30,569	30,889	64,148

Gain on sale of assets	—	1	1

Operating income	21,181	22,073	43,279
Other income:
Interest income	104	58	146
Other income	82	69	133

	186	127	279

Income before income taxes and minority interest	21,367	22,200	43,558
Income tax expense	(7,846)	(7,890)	(15,480)
Minority interest in net income of consolidated subsidiaries	(444)	(523)	(1,011)

Net income	$13,077	$13,787	$27,067

The accompanying notes are an integral part of these combined statements.

SEA MAR FLEET

COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

(IN THOUSANDS)

	Due from Affiliates, Net	Additional Paid-In-Capital	Retained Earnings	Total Members’ Equity
Balance at December 31, 2005	$22,678	$50,176	$30,709	$103,563
Net income	—	—	27,067	27,067
Funding to affiliates	(39,402)	—	—	(39,402)

Balance at December 31, 2006	$(16,724)	$50,176	$57,776	$91,228
Net income (unaudited)	—	—	13,077	13,077
Funding to affiliates (unaudited)	(13,862)	—	—	(13,862)

Balance at June 30, 2007 (unaudited)	$(30,586)	$50,176	$70,853	$90,443

The accompanying notes are an integral part of these combined statements.

SEA MAR FLEET

COMBINED STATEMENT OF CASH FLOWS

(IN THOUSANDS)

	Six Months Ended June 30,		Year Ended December 31, 2006
	2007	2006
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,077	$13,787	$27,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,235	3,237	6,474
Amortization	1,756	2,290	4,175
Deferred tax expense	(646)	(1,396)	(2,740)
Provision for bad debts	60	60	—
Gain on sale of assets	—	(1)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(2,871)	(6,166)	(8,026)
Other current assets	518	(1,664)	(518)
Deferred drydocking charges	(767)	(3,203)	(4,390)
Accounts payable	(851)	4,873	2,846
Accrued liabilities and other liabilities	6,723	6,733	19,945

Net cash provided by operating activities	20,234	18,550	44,832
CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of assets	—	1	1
Vessel capital expenditures	(4,897)	(1,541)	(4,342)
Non-vessel capital expenditures	(17)	(116)	(252)

Net cash used in investing activities	(4,914)	(1,656)	(4,593)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net changes in due from affiliates	(13,862)	(16,231)	(39,402)

Net cash used by financing activities	(13,862)	(16,231)	(39,402)

Net increase in cash and cash equivalents	1,458	663	837
Cash and cash equivalents at beginning of period	2,816	1,979	1,979

Cash and cash equivalents at end of period	$4,274	$2,642	$2,816

The accompanying notes are an integral part of these combined statements.

SEA MAR FLEET

NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Business and Operations

The combined financial statements of Sea Mar Fleet, or the Company, represent the financial results of 20 offshore supply vessels, or OSVs, and their related business. The Company is comprised of subsidiaries and affiliates of Nabors Industries Inc., or Nabors Delaware. The Company’s operations primarily include 1) Nabors US Finance LLC, an indirect Delaware subsidiary of Nabors Delaware that owns the OSVs, 2) Sea Mar Investco LLC, a Delaware entity, which is 75% owned by United States citizens and 25% owned indirectly by Nabors Delaware and reflects the operating activity of the OSVs, and 3) Sea Mar division of Pool Well Services Co., a Nabors Delaware subsidiary, which executes contracts with customers for the OSVs. These companies are all subsidiaries of Nabors Industries Ltd., or Nabors, a Bermuda-exempt company.

The Company provides vessel support services to major and independent oil and gas exploration and development companies, drilling contractors, geophysical companies, construction companies and well stimulation and cementing companies operating offshore. The Company also manages vessels on behalf of other vessel owners, including an affiliate of Nabors Delaware.

2.    Summary of Significant Accounting Policies

Unaudited Combined Financial Statements for the Six Months ended June 30, 2007 and 2006

The accompanying unaudited combined financial statements as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, the unaudited combined financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited combined financial statements contain all adjustments, including normal recurring accruals, necessary to state fairly the Company’s financial position as of June 30, 2007, and the results of its operations and its cash flows for the six months ended June 30, 2007 and 2006. The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

Revenue Recognition

The Company charters its OSVs to clients under time charters based on a daily rate of hire and recognizes revenue as earned on a daily basis during the contract period of the specific vessel.

Deferred revenue represents payments received from customers in advance of vessels commencing time charters.

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments in money market funds, deposits and investments available for current use with an initial maturity of three months or less.

Accounts Receivable

Accounts receivable consists of trade receivables, net of allowances, and amounts to be rebilled to customers. For the year ended December 31, 2006, two customers accounted for 21% and 15% of total revenues, respectively.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and minor replacements are charged to operations as incurred. Major modifications and improvements, which extend the useful life of the vessel, are capitalized and amortized over the estimated useful life of the addition. Upon retirement or other disposal of fixed assets, the cost and related accumulated depreciation are removed from the respective accounts and any gains or losses are included in the results of operations for the period. Long-lived assets are reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets after a provision for salvage value. The estimated useful lives of the Company’s assets are as follows:

New generation offshore supply vessels	22-25 years
Conventional offshore supply vessels	8-11 years
Non-vessel related property, plant and equipment	3-5 years

Leasehold improvements are amortized over the lesser of their useful life or the lease term.

Goodwill

Goodwill reflects the excess of cost over the estimated fair value of net assets of Pool Energy Services acquired by Nabors Industries, Ltd. in November 1999. Fair value is determined based on discounted cash flow or appraised values, as appropriate. The Company has performed goodwill impairment reviews by reporting unit based on a fair value concept as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” Such fair value calculations have not resulted in the impairment of goodwill.

Deferred Charges

The Company’s vessels are required by regulation to be recertified after certain periods of time. The Company defers the drydocking expenditures incurred due to regulatory marine inspections and amortizes the costs on a straight-line basis over the period to be benefited from such improvements, generally 30 months.

Income Taxes

Income tax amounts are reflected in these financial statements on a separate return basis and are provided for based on the Company’s taxable income in addition to a provision for deferred income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The provision for income taxes includes provisions for federal, state and foreign income taxes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

When events or circumstances indicate that the carrying amount of long-lived assets to be held and used or intangible assets might not be recoverable, the expected future undiscounted cash flows from the assets are estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment has occurred. The impairment loss is measured by comparing the fair value of the assets with their carrying amounts. Fair value is determined based on discounted cash flow or appraised values, as appropriate. The Company did not record any impairment losses related to its long-lived assets during 2007 or 2006.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and receivables. Cash and cash equivalents represent deposits with financial institutions that may, at times, exceed the federally insured limit.

The Company’s customer base is made up of a small number of large, well-established companies; consequently, the Company is subject to potential credit risk related to changes in business and economic conditions in the markets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Segments

The Company’s operations are organized into one reportable business segment under Statement of Financial Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of Statement of Financial Accounting Standards No. 109”, or FIN 48, which clarifies the accounting and disclosure for uncertain tax positions in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 addresses the recognition, measurement, classification and disclosure issues related to the recording of financial statement benefits for income tax positions that have some degree of uncertainty. This interpretation was effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2006. The Company’s adoption of FIN 48 on January 1, 2007 did not have any impact on its operating results.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. Where applicable, this statement simplifies and codifies fair value related guidance previously issued within GAAP. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not currently expect SFAS No. 157 to have a material effect on the results of operations or financial position of the Company.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure certain financial instruments and other items at fair value that are not currently required to be measured at fair value. It also creates presentation and disclosure requirements that will enhance comparability between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not currently expect SFAS No. 159 to have a material effect on the results of operations or financial position of the Company.

3.    Related-Party Transactions

Under a technical support agreement, the Company operates vessels, owned by an indirect subsidiary of Nabors Delaware, Sea Mar Mexico, S. de R.L. de C.V., or Sea Mar Mexico, in Mexican waters. The Company’s operational and capital sustaining costs incurred for the operation of the related vessels are reimbursable to the Company in full. Operating costs are initially reimbursed based upon historically contracted amounts via monthly billings. At each fiscal year-end, reimbursement excesses or shortfalls are settled based on actual operating results.

The Company earns operating fees for the management and operation of the vessels subject to the technical services agreement mentioned above. Revenues resulting from the operation of managed vessels were $0.2 million for the year ended December 31, 2006.

As of December 31, 2006, the Company had net amounts payable to Sea Mar Mexico of $0.1 million. In addition, the Company had amounts receivable from the Sea Mar Mexico’s parent company, Nabors Drilling International Limited, of $0.3 million at December 31, 2006, relating to the technical services agreement.

The combined financial statements include Due from Affiliates, net, which is related to transactions with other Nabors affiliates or subsidiaries that are not included in the Company’s combined group. The net receivable from affiliates is classified as a reduction of members’ equity on the combined balance sheet based upon the nature of the net receivable, the transactions that gave rise to it and the corresponding repayment history.

Nabors allocates costs to its affiliates and subsidiaries for shared services. The combined financial statements include allocated costs from Nabors for corporate general and administrative expenses. The combined statement of operations for the year ended December 31, 2006 includes a charge of $0.8 million for allocated costs from Nabors for general and administrative functions performed by Nabors. The costs allocated to the Company were based on its proportionate share of assets, revenues and employees of Nabors. Management believes that such allocation methodology is reasonable; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operating as a stand alone entity.

4.    Commitments and Contingencies

The Company leases various office equipment and real property under operating leases expiring on various dates from 2007 through 2010. The Company recorded rental expense of $0.2 million for the year ended December 31, 2006 in connection with these leases.

As of December 31, 2006, minimum future rental payments under these noncancelable operating leases with terms in excess of one year were as follows (in thousands):

2007	$88
2008	29
2009	29
2010	17

$163

The Company is subject to litigation matters that arise in the ordinary course of business. The Company maintains insurance coverage for certain risks. The expected losses related to any pending legal matters are accrued in the financial statements. In the opinion of management, the Company’s ultimate liability with respect to such litigation is not expected to have a material adverse effect on the Company’s financial position or results of operations.

5.    Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

December 31, 2006
Offshore supply vessels	$138,859
Non-vessel related property, plant and equipment	632
Less: Accumulated depreciation	(42,740)

96,751
Construction in progress	4,246

$100,997

6.    Retirement Plan

The Company has a 401(k) Plan, or Plan, that covers all eligible employees. Eligible employees must 1) have one year of service, 2) be at least 18 years of age, 3) be paid on a U.S. payroll, and 4) not be covered by a collective bargaining agreement. The Plan is a qualified salary reduction plan whereby eligible participants can elect to contribute a percentage of their compensation, subject to annual limitations imposed by the Internal Revenue Code. The Plan includes a discretionary matching contribution by the Company, which was approximately $0.3 million for the year ended December 31, 2006.

7.    Income Taxes

As of December 31, 2006, current taxes payable includes taxes owed for the years ended December 31, 2006 and 2005.

The long-term deferred tax liabilities in the accompanying combined balance sheet include the following component (in thousands):

December 31, 2006
Deferred tax liabilities:
Property, plant and equipment	$36,115

The components of the income tax expense (benefit) are as follows (in thousands):

Year Ended December 31, 2006
Current tax expense	$18,220
Deferred tax benefit	(2,740)

Total	$15,480

The following table reconciles the difference between the Company’s income tax provision calculated at the federal statutory rate and the actual income tax provision:

Year Ended December 31, 2006
Federal taxes	34.0%
State taxes	2.5%
Other taxes	(1.0)%

35.5%

8.    Deferred Charges

Deferred charges include the following (in thousands):

December 31, 2006
Deferred drydocking costs, net of accumulated amortization of $8,817	$4,246
Deferred other, net of accumulated amortization of $389	857

Total	$5,103

9.    Subsequent Event

Due to U.S. legislation that would have become binding on the Company on August 9, 2007, the Company would have been prohibited from operating under its then-existing charter arrangements as the U.S.-flagged OSVs under Nabors Delaware’s indirect ownership would not have qualified to operate in the U.S. coastwise trade under Section 27 of the Merchant Marine Act of 1920, also known as the Jones Act, from and after that date. On July 20, 2007, Nabors and certain other Nabors affiliates executed an agreement to sell the 20 OSVs owned by Nabors US Finance, LLC to Hornbeck Offshore Services, Inc., or Hornbeck Offshore, for cash consideration of $186.0 million, plus the cost of fuel inventory on such vessels. Pursuant to the asset purchase agreement, the Company also agreed to sell one 285-foot DP-2 new generation OSV currently under construction at a domestic shipyard. This vessel is expected to be delivered from the shipyard during the fourth quarter of 2008. The expected cost of this newbuild vessel, prior to allocation of construction period interest, is approximately $34.0 million, of which about $7.3 million was paid by Hornbeck Offshore at closing of the acquisition, which was effected August 8, 2007. In addition, under a separate agreement and effective upon closing, Hornbeck Offshore agreed to manage certain third party vessels, including five Nabors-owned Mexican-flagged vessels currently operating offshore Mexico.